UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2026

INMED PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

British Columbia	001-39685	98-1428279
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 1445 – 885 West Georgia Street
 Vancouver, British Columbia, Canada V6C 3E8
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (604) 669-7207

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares, no par value	INM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported, InMed Pharmaceuticals Inc. (the "Company") received a written notice on March 27, 2026 from the Listing Qualifications Department of The Nasdaq Stock Market LLC ("Nasdaq") notifying it that the closing bid price of the Company's common shares over a period of 30 consecutive trading days was below the minimum $1.00 per share requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the "Bid Price Requirement") during the February 11, 2026 to March 26, 2026 period.

On June 3, 2026, the Company received written notice from Nasdaq informing the Company that, for the 10 consecutive business days from May 19, 2026 through June 2, 2026, the closing bid price of the Company's common shares had been at or above $1.00 per share. Accordingly, the Company has regained compliance with the Bid Price Requirement and Nasdaq has advised the Company that this matter is now closed.

On June 4, 2026, the Company issued a press release announcing that it had regained compliance with the Bid Price Requirement. A copy of the press release is filed as Exhibit 99.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INMED PHARMACEUTICALS INC.

Date: June 4, 2026	By:	/s/ Eric A Adams
Eric A Adams
President & CEO